                                                                     EXHIBIT 2.1
--------------------------------------------------------------------------------


                            STOCK PURCHASE AGREEMENT

--------------------------------------------------------------------------------

                                  By and among

                               AGRIBIOTECH, INC.,

                                 as the Buyer,

                                      and

            John J. Zajac, Ellen M. Zajac and Sandra P. Zajac-Pepin,

                                as the Sellers,

                                      and

                         Zajac Performance Seeds, Inc.


--------------------------------------------------------------------------------


                                 April 8, 1998


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Section 1.     Sale and Purchase of the Securities...................................... 1

Section 2.     Closing.................................................................. 1

Section 3.     Description of Components of Purchase Price and Other Payments........... 2

Section 4.     Representations and Warranties of the Sellers and the Acquired Company... 4

Section 5.     Representations and Warranties of the Buyer..............................18

Section 6.     Survival of Representations and Warranties; Indemnification..............19

Section 7.     Covenants of the Sellers and the Acquired Company........................21

Section 8.     Covenants of the Buyer...................................................22

Section 9.     Conditions Precedent to the Obligations of the Buyer.....................22

Section 10.    Conditions Precedent to the Sellers' and the Acquired Company's
               Obligations..............................................................24

Section 11.    Conditions Precedent to Obligations of the Sellers and the Buyer.........25

Section 12.    Termination..............................................................25

Section 13.    The Buyer's Obligations at Closing.......................................26

Section 14.    The Sellers' Obligations at Closing......................................26

Section 15.    Subsequent Events........................................................26

Section 16.    Parties in Interest......................................................27

Section 17.    Entire Agreement.........................................................27

Section 18.    Governing Law............................................................27

Section 19.    Expenses.................................................................27

Section 20.    Arbitration; Consent to Jurisdiction.....................................27

Section 21.    Severability.............................................................28

Section 22.    Notices..................................................................28

Section 23.    Non-Waivers..............................................................30

Section 24.    Assignment...............................................................30

Section 25.    Disclosure...............................................................30

Section 26.    Miscellaneous............................................................30

                               PURCHASE AGREEMENT
                               ------------------

     STOCK PURCHASE AGREEMENT (the "Agreement") dated April 8, 1998, by and among John J. Zajac, Ellen M. Zajac and Sandra P. Zajac-Pepin (collectively, the "Sellers"), Zajac Performance Seeds, Inc., a New Jersey corporation ("Zajac" or the "Acquired Company") and AgriBioTech, Inc., a Nevada corporation ("ABT" or the "Buyer").

                               W I T N E S E T H:
                               - - - - - - - - -

     WHEREAS, Sellers own 100% of the issued and outstanding shares of common stock (the "Stock" or the "Securities") of Zajac;

     WHEREAS, the Sellers wish to sell and the Buyer wishes to purchase the Securities on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, representations, warranties and covenants appearing in this Agreement, the parties hereto agree as follows:

SECTION 1.    SALE AND PURCHASE OF THE SECURITIES.
              ------------------------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Sellers shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase from the Sellers, the Securities, which constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of Zajac, free and clear of all liens, mortgages, deeds of trust, security interests, pledges, charges, encumbrances, liabilities and claims of every kind.

     (b) The purchase price of THREE MILLION AND 00/100 ($3,000,000) DOLLARS (the "Purchase Price") payable, by the Buyer to the Sellers for the Securities, shall be paid as described in and subject to adjustment as set forth in Section 3 below.

SECTION 2.    CLOSING.
              -------

     The closing of the sale and purchase of the Securities provided for in
Section 1 of this Agreement (the "Closing") shall take place at the offices of Harwood Lloyd, 130 Main Street, Hackensack, New Jersey at 10:00 a.m. on April 8, 1998, or at such other date, time or location as may be agreed to by the parties (the "Closing Date).

SECTION 3.     DESCRIPTION OF COMPONENTS OF PURCHASE PRICE AND OTHER PAYMENTS.
               --------------------------------------------------------------

      (a)      Payment of the Purchase Price to the Sellers at Closing. Upon the
               -------------------------------------------------------
completion by the parties of their respective closing conditions under this Agreement, the Buyer shall pay to the Sellers, in exchange for delivery of the Securities at the Closing THREE MILLION AND 00/100 ($3,000,000) DOLLARS, payable in an aggregate of three hundred thousand (300,000) unregistered shares of Common Stock of ABT (the "ABT Shares"), valued at $10.00 per share, issuable to the Sellers as follows:

                      John J. Zajac          249,000 ABT Shares
                      Ellen M. Zajac          30,000 ABT Shares
                      Sandra P. Zajac-Pepin   21,000 ABT Shares

      (b)      Escrow Agreement.  At the Closing, the Sellers shall enter into
               ----------------
an escrow agreement (the "Escrow Agreement") attached hereto as EXHIBIT 3(B).

          The escrow funds shall be made available to the Buyer in the event of any Claims arising pursuant to Section 6(b) hereof for which Buyer is entitled to payment, subject to the $10,000 threshold set forth in Section 6(d) hereof.

     Any interest accrued on the Escrow Funds shall inure to the benefit of the Sellers.

      (c)      Lock-Up of ABT Shares.
               ---------------------

               (i) The resale of the ABT Shares shall be pursuant to the terms of a Lock-Up Agreement, in the form of EXHIBIT 3(C) attached hereto (the "Lock-Up") according to the following schedule: during the period beginning on the Closing Date and ending on June 30, 1998 (the "No-Sale Period"), Sellers may sell zero
                   (0) ABT Shares; beginning July 1, 1998, Sellers may sell up to an aggregate of five thousand (5,000) ABT Shares per day, not to exceed an aggregate of twelve thousand (12,000) ABT Shares per week, until all the ABT Shares received hereunder have been sold. Buyer shall register ABT Shares for resale prior to the time such Shares can be sold pursuant to the Lock-Up.

              (ii) The limitations set forth in the Lock-Up shall apply to the
                   Sellers as a group and not as individuals. Any sales of ABT Shares in violation of the Lock-Up by any of the Sellers shall constitute an event of default under the Lock-Up as to all of the Sellers and all proceeds in excess of $10.00 per share from the sale of all ABT Shares by all of the Sellers, regardless of whether such proceeds derive from sales made prior to, concurrent with or subsequent to such event of default, shall be paid to ABT.

            (iii) ABT reserves the right to waive the lock-up limitations and/or resale limitations set forth in the Lock-Up, in whole or in part.

             (iv) Sellers shall forward to the Buyer and ABT all customary documentation reflecting any sale of ABT Shares within ten
                   (10) business days of receipt by Sellers.

      (d) Non-Competition Agreement.  In addition to the purchase and sale of
          -------------------------
the Securities described above, each of the Sellers hereby agrees to enter into a Non-Competition Agreement with ABT, in the form annexed hereto as EXHIBIT 3(D), for a period commencing on the Closing date and running through and including the date three years from the termination date of their respective employment with ABT in accordance with the terms of their respective Employment Agreements, as hereinafter described. In consideration for such Non-Competition Agreements, ABT agrees to make additional cash payments at the Closing of $100,000 to John J. Zajac; $50,000 to Sandra P. Zajac-Pepin, and $25,000 to Ellen M. Zajac.

     (e) Employment Agreements; Non-Qualified Stock Option Agreements.  In
         ------------------------------------------------------------
addition to the purchase and sale of the Securities described above, each of the Sellers shall enter into an Employment Agreement with the Buyer in the form annexed hereto as EXHIBIT 3(E)(1). In consideration for their continued performance pursuant to their Employment Agreements, the Buyer shall grant to John J. Zajac and Sandra P. Zajac-Pepin non-qualified stock options for each to purchase shares of ABT common stock in accordance with a schedule set forth in a Non-Qualified Stock Option Agreement, in the form annexed hereto as EXHIBIT 3(E)(2).

      (f) Effective Date of the Sale.  In the event that the Closing is
          --------------------------
consummated, the parties hereto agree that the purchase and sale of the Securities shall be accounted for as if such transactions had occurred prior to the opening of business on January 1, 1998 (the "Effective Date"), regardless of when the Closing in fact occurs. In the event that the Closing is consummated, the Buyer shall realize any operating profit or loss from the operation of the business of the Acquired Company after the Effective Date. Accordingly, the Sellers agree to consult the Buyer on any material issues or contracts that relate to a period of time beyond the Effective Date. Furthermore, the Sellers agree not to enter into any new capital obligations or capital expenditures which relate to the Acquired Company prior to the Closing.

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE ACQUIRED
             --------------------------------------------------------------
COMPANY. The Sellers and the Acquired Company, jointly and severally, warrant
-------
and represent to the Buyer as follows (as used herein, "Sellers' best knowledge" or "to the best knowledge of the Sellers" shall mean information actually known by the Sellers without due inquiry).

      (a) Ownership of Securities.  The Sellers are the owners, beneficially and
          -----------------------
of record, of the Securities, which constitutes one hundred percent (100%) of the issued and outstanding Stock of Zajac. The Stock is the sole voting stock of Zajac and is duly authorized, validly issued, fully paid and non-assessable. The Securities have not been pledged, mortgaged or otherwise encumbered in any way and there is no lien, mortgage, charge, claim, liability, security interest or encumbrance of any nature against the Securities. There are no options, warrants, rights of subscription or conversion, calls, commitments, agreements, arrangements, understandings, plans, contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which the Sellers or Zajac is a party, or by which the Sellers or Zajac is bound, relating to the issuance, voting or sale of the Stock or any authorized but unissued shares of capital stock of Zajac or of any securities representing the right to purchase or otherwise receive any such shares of capital stock. There are no stockholders agreements, preemptive rights or other agreements, arrangements, groups, commitments or understandings, oral or written, that have not been disclosed to the Buyer, relating to the voting, issuance, acquisition or disposition of shares of Zajac, or the conduct or management of Zajac by its Board of Directors. The Sellers have, and at the Closing shall have, good and marketable title to the Securities and full right to transfer title to the Securities, subject to any restrictions imposed by state or federal securities laws, free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever. The sale, conveyance, transfer and delivery of the Securities by the Sellers to the Buyer pursuant to this Agreement will transfer full legal and equitable right, title and interest in the Securities to the Buyer, free and clear of all liens, mortgages, charges, claims, liabilities, security interests and encumbrances of any nature whatsoever.

      (b) Capacity; Organization; Standing; Capitalization.  The Sellers have
          ------------------------------------------------
full capacity to enter into and perform under this Agreement and all other agreements and instruments to be entered into in connection with the transactions contemplated hereby, and to consummate such transactions, and, except as set forth in SCHEDULE 4(B)(I) of this Agreement, no other consent or joinder of any other persons or corporations is required to consummate such
transactions.   The Acquired Company has no subsidiaries.  Except as set forth on SCHEDULE 4(B)(II) of this Agreement, neither the Sellers nor the Acquired Company has any interest in any entity other than the Acquired Company that is engaged, directly or indirectly, in businesses competitive with those of the Acquired Company or ABT. This Agreement has been, and each of the other agreements and instruments executed hereunder (the "Other Agreements") will at the Closing, be duly executed and delivered by the Sellers. This Agreement constitutes, and each of the Other Agreements will constitute, the legal, valid and binding obligation of the Sellers enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. Zajac is duly organized and validly existing under the laws of the State of New Jersey, has full corporate power and authority to conduct its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the nature of the property owned or leased, or the nature of the business conducted by it requires such qualification. The Certificate of Incorporation of Zajac and all amendments certified by the Secretary of State of New Jersey and the By-laws, as amended to the date of this Agreement, certified by the Secretary of Zajac and the minutes and stock records of Zajac delivered to the Buyer and ABT are complete and correct. The Acquired Company has all necessary licenses and authority to operate its business as now being conducted and as will be conducted after the Closing assuming such business is conducted as now operated. The authorized capital stock of Zajac consists of 1,000 shares of voting common stock, ___ par value, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Zajac are owned by the Sellers and are duly and validly issued, fully paid and non-assessable.

      (c) Legal Proceedings.
          -----------------

          (i) Except as set forth in SCHEDULE 4(C)(I) of this Agreement, neither the Sellers in their capacity as stockholders and/or as officers or directors of Zajac, nor is the Acquired Company a party to any pending litigation, arbitration or administrative proceeding or, to the best of Sellers' knowledge, to any investigation, and no such litigation, arbitration or administrative proceeding or investigation that might result in any material adverse change in the financial condition, business or properties of the Acquired Company or of the Sellers is threatened.

          (ii) Except as disclosed in SCHEDULE 4(C)(II) to this Agreement, the Sellers and the Acquired Company has no knowledge of and have not received notice of any complaints, claims or threats, plans or intentions to discontinue commercial relations or transactions from any customer of the Acquired Company, any purchaser of goods or services from the Acquired Company, any employee or independent contractor significant to the conduct or operation of the Acquired Company or its businesses or any party to any agreement to which the Acquired Company is a party.

         (iii) Except as disclosed in SCHEDULE 4(C)(III), there is no claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) relating directly or indirectly to any product manufactured or sold, or any services performed by the Acquired Company.

          (iv) Except as disclosed in SCHEDULE 4(C)(IV), the Acquired Company is not under any obligation with respect to the return of goods in the possession of customers.

      (d) Encumbrances.  Except as disclosed in SCHEDULE 4(D), there are no
          ------------
liens, mortgages, deeds of trust, claims, charges, security interests or other encumbrances or liabilities of any type whatsoever to which any of the assets of the Acquired Company is subject.

      (e) Trade Names, etc.  The Acquired Company owns the trade names,
          -----------------
trademarks, service marks, assumed names, copyrights and registrations therefor, if any (collectively "Trademarks") specified in SCHEDULE 4(E). The Trademarks have been duly issued and have not been canceled, abandoned or otherwise terminated except as otherwise indicated in SCHEDULE 4(E). The Acquired Company is not in default under any of the licenses or agreements relating to the Trademarks as listed in SCHEDULE 4(E) and all of such licenses and agreements are in effect. The Acquired Company has not granted, and will not grant prior to the Closing, licenses or other rights to use such Trademarks. No other Trademarks are either owned or used by the Acquired Company. To the best of Sellers' knowledge, the operation of the Acquired Company's business does not infringe on the Trademarks of any third party. No claim has been made that there is any such infringement. To the best of the Sellers' and the Acquired Company's knowledge, no Trademark of any other person infringes the Trademarks of the Acquired Company.

      (f) Patents, etc.  The Acquired Company owns the inventions, letters
          ------------
patent, applications for letters patent and patent license rights, inventions, processes, designs, formulas, trade secrets, Plant Variety Protection Act ("PVPA") certificates, know-how and other industrial property rights (collectively "Patents") necessary for the conduct of its business, specified as belonging to it in SCHEDULE 4(F). The Patents have been duly issued and have not been canceled, abandoned or otherwise terminated except as otherwise indicated in SCHEDULE 4(F). The Acquired Company is not in default under any of the licenses or agreements relating to the Patents as listed in SCHEDULE 4(F) and all of such licenses and agreements are in effect. The Acquired Company has not granted, and will not grant prior to the Closing, licenses or other rights to use such Patents. No other Patents are owned or used by the Acquired Company. To the best of Sellers' knowledge, the operation of the Acquired Company's business does not infringe on the Patent rights of any third party.
No claim has been made that there is any such infringement. To the best of the Sellers' and the Acquired Company's knowledge, no Patent of any person infringes the Patents of the Acquired Company.

      (g) Financial Statements.
          --------------------

          (i) The unaudited financial statements of the Acquired Company as of and for the periods ended December 31, 1994, 1995, and 1996, together with the related notes and schedules, and the financial statements of the corporation as of and for the period ended December 31, 1997, together with the related notes and schedules (collectively, the "Financials"), true, correct and complete copies of which are attached hereto as SCHEDULE 4(G), (A) are in accordance with the books of account and records of the Corporation; (B) present fairly, and are true, correct and complete statements of the financial condition and the results of operations of the Acquired Company as at and for the periods therein specified; and (C) do not include or omit to state any fact which renders the Financials misleading.

         (ii) Except as and to the extent shown or provided for in the Financials or the notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since December 31, 1997 in the ordinary course of business, the Acquired Company has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) which might be or become a charge against the assets or liabilities of the Acquired Company; as of December 31, 1997, there was no asset used by the Acquired Company in its operations that has not been reflected in the Financials, and, except as set forth in the Financials, no assets have been acquired by the Acquired Company since such date except in the ordinary course of business.

        (iii) Except as disclosed in the Financials or with respect to the payment from retaining earnings for 1997 income taxes in the estimated amount of $360,000, there has been no decrease in stockholders' equity in Zajac as compared with the amount shown for such stockholders' equity as at December 31, 1997, and no material adverse changes in the financial position of Zajac since December 31, 1997.

         (iv) The Financials do not include any assets, liabilities, income or expenses of any entity other than the Acquired Company. All transactions in the years 1995-1997 between the Acquired Company and any other entity in which any of the Sellers is an officer, director or has an equity interest have been at prices no less favorable to the Acquired Company than could have been obtained from any independent third party.

      (h) Absence of Certain Changes.  Except as disclosed on SCHEDULE 4(H),
          --------------------------
since December 31, 1997, there has not been any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, earnings, business, prospects or results of operations of the Acquired Company.

      (i) Tax Matters.
          -----------

          Zajac has had in effect, for at least the past three (3) years, an election under Subchapter S of the Internal Revenue Code. Zajac has timely filed all federal, state and local income tax returns and has timely filed with all other appropriate governmental agencies all sales, ad valorem, franchise and other tax, license, gross receipts and other similar returns and reports required to be filed by it. The Acquired Company has reported all taxable income and losses on those returns on which such information is required to be reported, and paid or provided for the payment of all taxes due and payable on said returns or taxes due pursuant to any assessment received by it, including without limitation, any taxes required by law to be withheld and/or paid in connection with any officer's or employee's compensation or due pursuant to any assessment received by it. There are no agreements for the extension of time for the assessment or payment of any amounts of tax. The Sellers have made available to the Buyer for inspection copies of income tax returns that are true and complete copies of the federal and applicable state, local or other income tax returns filed by the Acquired Company for the taxable years ended December 31, 1994, 1995, and 1996, and any other open tax periods. The Acquired Company shall bear all expenses and responsibilities for the filing of federal and applicable state, local or other income tax returns and reports of the Acquired Company for the taxable year ended December 31, 1997, but the Buyer and the Acquired Company hereby covenant and agree that the Acquired Company will not file any amended income tax returns for any period prior to January 1, 1998 without first notifying the Sellers. All tax liabilities of the Acquired Company arising through the end of the taxable year ended December 31, 1997 have been paid. All tax liabilities of the Acquired Company arising after December 31, 1997 have been paid or adequately disclosed and properly reserved for on the books and records and financial statements of the Acquired Company. Sellers are responsible for the payment of all taxes for all periods through December 31, 1997. No federal or applicable state, local or other tax return of the Sellers or the Acquired Company for any period has been or is currently under audit by the Internal Revenue Service or any state, local or other tax authorities. No claim has been made by federal, state, local or other authorities relating to any such returns or any audit. For purposes of this
Section 4(i), the word "timely" shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions. The Sellers and the Acquired Company are not aware of any facts which they believe would constitute the basis for the proposal of any tax deficiencies for any unexamined year. All taxes which the Acquired Company is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable.

      (j) Accounts Receivable and Inventory..
          ----------------------------------

          (i) Accounts Receivable.  The accounts receivable of the Acquired
              -------------------
              Company reflected in the Financials as at December 31, 1997, and the accounts receivable acquired by the Acquired Company since such date are valid subsisting claims for the aggregate amounts thereof reflected in the Financials net of the reserves or allowances for doubtful receivables reflected in the Financials or thereafter in the Acquired Company's books and records uniformly maintained in accordance with the financial statements, accounted for in accordance with generally accepted accounting principles, and the Sellers know of no reason that would make such accounts receivable, net of such amounts as the Acquired Company has reserved on its books as of December 31, 1997, taken as a whole, not collectible.

         (ii) Inventory.  The inventory of the Acquired Company reflected in
              ---------
              the Financials as at December 31, 1997, and the inventory acquired by the Acquired Company since such date (a) has been purchased in the ordinary course of business, (b) has been fully paid for unless otherwise reflected in the Financials, (c) is marketable or adequate provision for obsolescence has been provided and (d) Sellers know of no reason that would make such inventory, net of such amounts as the Acquired Company has reserved on its books as of December 31, 1997, taken as a whole, not marketable.

      (k) Title and Condition of Properties.  The Acquired Company does not own
          ---------------------------------
any real property, except as disclosed on SCHEDULE 4(K).  Except as disclosed on
SCHEDULE 4(K), the Acquired Company has good and marketable title to all properties and assets, real and personal, tangible and intangible, reflected in the Financials and all properties acquired subsequent to December 31, 1997, which have not been disposed of in the ordinary course of business since December 31, 1997, which property is subject to no mortgage, lien, deed of trust, claim, security interest, liability, conditional sales agreement, easement, right-of-way or any other encumbrance except as disclosed on SCHEDULE 4(K).

          SCHEDULE 4(K) contains an accurate list of all leases and other agreements under which the Acquired Company is lessee of any personal property. Each of the real property and personal property leases and agreements is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto.

          All personal property, machinery and equipment which are material to the business, operations or condition (financial or otherwise) of the Acquired Company is in operating condition and, subject to routine maintenance and ordinary wear and tear, has been maintained in accordance with reasonable industry standards and is suitable for the purpose for which it is used. Except as disclosed in SCHEDULE 4(K), neither the Sellers nor the Acquired Company is aware of or has received notice of, the violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement in force on the date hereof relating to the Acquired Company's business or its owned or leased real or personal properties, with which it has not complied.

          Before Closing, the Buyer may engage consultants or engineers of the Buyer's choosing to conduct site studies of the real property as the Buyer deems necessary. The Buyer or its agents shall have the right to enter the real property at reasonable times before closing to make such tests, inspections, studies, and other investigations as the Buyer may require, at the Buyer's expense and risk. The Buyer shall indemnify and hold the Sellers harmless from any loss, damage, or claim arising out of the Buyer's access to the real property for the purpose of making tests, inspections, studies, and other investigations. It shall be a condition to closing that the results of such studies or analyses be acceptable to the Buyer in its sole discretion.

      (l) Description of Material Contracts. SCHEDULE 4(L) contains a complete
          ---------------------------------
and correct list as of the date hereof of all agreements, contracts and commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder, of the following types, written or, oral, to which the Acquired Company is a party, under which it has any rights or by which it or any of its properties is bound, as of the date hereof: (a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment and consulting agreements with annual compensation in excess of $40,000; (c) collective bargaining agreements; (d) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); (e) sales agency, manufacturer's representative or distributorship agreements; (f) agreements, orders or commitments for the purchase by the Acquired Company of materials, supplies or finished products exceeding $5,000 in the aggregate from any one person; (g) agreements, orders or commitments for the sale by the Acquired Company of its products or services exceeding $5,000; (h) agreements or commitments for capital expenditures in excess of $5,000 for any single project (it being warranted that the commitment for all undisclosed contracts for such agreements or commitments does not exceed $5,000 in the aggregate); (i) agreements relating to research; (j) agreements relating to PVPA Certificates or licenses or other rights to use PVPA Certificates; (k) agreements relating to the payment of royalties; (l) seed purchase contracts or other contracts with growers; (m) brokerage or finder's agreements; (n) joint venture agreements; and (o) other agreements, contracts and commitments which individually or in the aggregate for any one party involve any expenditure by the Acquired Company of more than $5,000.

          The Acquired Company has made available to the Buyer complete and correct copies of all written agreements, contracts, commitments, obligations and undertakings, together with all amendments thereto, listed on the Schedules hereto, and such Schedules contain accurate descriptions of all oral agreements listed on such Schedules. All such agreements, contracts, commitments, obligations and undertakings are in full force and effect and, except as disclosed in SCHEDULE 4(L), all parties to, or otherwise bound by, such agreements, contracts, commitments, obligations and undertakings have performed all obligations required to be performed by them to date and the Acquired Company is not in default and no event, occurrence, condition or act exists which gives rise to (or which with notice or the lapse of time, or both, could result in) a default or right of cancellation, acceleration or loss of contractual benefits under, any such contract, agreement, commitment, obligation or undertaking. There has been no threatened cancellations thereof, and there are no outstanding disputes under any such contract, agreement, commitment, obligation or undertaking. Except as set forth in SCHEDULE 4(1), no consent of any party is required under any such contract, agreement, commitment, obligation or undertaking which would make such agreements not binding and in full force and effect as of the Closing Date. Any contracts, agreements, leases or commitments held in the name of any of the Sellers and set forth in the Schedules hereto shall be assigned to either the Buyer or the Acquired Company prior to the Closing Date.

          Except as otherwise set forth in SCHEDULE 4(L), each contract, lease, instrument and commitment required to be described in the Schedules hereto is, on the date hereof, and will be at the Closing, in full force and effect and is and will constitute a valid and binding obligation of the respective parties to such agreements, and there is not, under any such contract, lease, instrument or commitment, any existing default by any of the parties or any event that, with notice, lapse of time or both, would constitute a default by any of the parties in respect of which adequate steps have not been taken to cure such default or to prevent a default from occurring or continuing. Any contracts, leases or commitments held in the names of any of the Sellers and listed on the Schedules shall be assigned either to the Buyer or the Acquired Company prior to the Closing Date.

          No agreement, contract, commitment, obligation or undertaking listed on the Schedules hereto to which the Acquired Company is a party or by which it or any of its properties is bound, except as specifically set forth in SCHEDULE 4(L), contains any provision which materially adversely affects or in the future may (so far as the Sellers and the Acquired Company can reasonably now foresee) materially adversely affect the condition, properties, assets, liabilities, business, operations or prospects of the Acquired Company following the date hereof and upon the Closing Date. Furthermore, to the best of the Sellers' knowledge, the material suppliers, customers and clients of the Acquired Company will continue to supply and purchase from the Acquired Company after the Closing.

      (m) Default; Violations or Restrictions.  The execution, delivery and
          -----------------------------------
performance of this Agreement and of any agreement to be executed and delivered by the Acquired Company in connection with the transactions contemplated hereby and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would) result in the breach of any term or provision of the Certificate of Incorporation or By-laws of Zajac, or violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation, acceleration or otherwise be in conflict with or result in a loss of contractual benefits to the Acquired Company, under any law, order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which it or the Sellers is a party or by which it or the Sellers may be bound, or require any consent, approval or notice under any law, rule or decree or any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the assets or interfere with or otherwise adversely affect the ability to carry on the business of the Acquired Company after the Closing Date on substantially the same basis as it is now conducted by them.

      (n) Court Orders and Decrees.  The Acquired Company has not received
          ------------------------
written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting it, the Stock, or any of the Acquired Company's assets. The Acquired Company is in compliance in all material respects with all applicable Federal, state, county, municipal (or of any subdivision thereof) laws, regulations and administrative orders in force at any applicable time to which they may be subject.

      (o) Books and Records.  The books and records of the Acquired Company is,
          -----------------
in all material respects, complete and correct and have been maintained in accordance with good business practice. True and complete copies of the Certificate of Incorporation and By-laws of Zajac and all amendments thereto, and true and complete copies of all minutes, resolutions, stock certificates and stock transfer records of Zajac are contained in the minute books and stock transfer books that have been delivered to the Buyer for inspection and will be delivered to the Buyer at the Closing. The minute books, stock certificate books, stock transfer records and such other books and records as may be requested by the Buyer, as exhibited to the Buyer, and their representatives, are complete and correct in all material respects.

      (p) Pension and Welfare Plans.
          -------------------------

          (i) Pension and Profit Sharing Plans.  Except as disclosed in SCHEDULE
              --------------------------------
              4(P), the Acquired Company does not have in effect any pension, profit sharing or other employee benefit plan described under
              Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All benefits payable under any terminated employee pension benefit plan (as such term is defined in Section 3(2)(A) of ERISA) previously maintained by the Acquired Company or to which it previously has contributed has been paid in full and/or terminated and neither has any unfunded liability in respect of any such plan to the Pension Benefit Guaranty Corporation or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated substantially in accordance with the applicable provisions of law or any agreement or contract relating to any such plan and has been terminated without liability to the Acquired Company.

         (ii) Welfare Plans.  For each plan, fund, or arrangement of the
              -------------
              Acquired Company that is an employee welfare benefit plan, whether or not currently maintained (within the meaning of ERISA Section 3(1)) (a "Welfare Plan"), the following is true:

              (A) each such Welfare Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

              (B) there is no voluntary employees' beneficiary association
                  (within the meaning of Section 501(c)(9) of the Code) maintained with respect to any such Welfare Plan;

              (C) there is no disqualified benefit (as such term is defined in
                  Code Section 4976(b)) which would subject the Acquired Company or the Buyer to a tax under Code Section 4976(a);

              (D) each such Welfare Plan which is a group health plan complies and has complied with the applicable requirements of Code
                  Section 4980B, and would comply with Sections 9801 through 9806 if such provisions were now in effect, Title XXII of the Public Health Service Act, and the applicable provisions of the Social Security Act, and is not and has not been a nonconforming group health plan under Section 5000(c) of the Code;

              (E) each such Welfare Plan may be amended or terminated by the
                  Acquired Company or the Buyer, on or at anytime after the Closing Date and after any advance notice to participants or similar measures required by law which are non-waivable under the Welfare Plan;

              (F) no such Welfare Plan provides for continuing benefits or coverage for any participant (including past, present or future retirees) or such participant's beneficiary after termination of employment except as required by the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") or any other state or Federal law; and

              (G) no claims have been made and no other events have occurred that might form the basis of a claim which has substantially increased or, based on customary insurance industry practice, might substantially increase the premiums or other charges of the Acquired Company under any Welfare Plan.

     (q) Insurance.  SCHEDULE 4(Q) contains a correct and complete description
         ---------
of all policies of insurance by or on behalf of the either of Acquired Company in which such Acquired Company is named as an insured party, beneficiary or loss payable payee. The Acquired Company has at all times prior to the date hereof maintained and will at all times prior to the Closing Date maintain insurance coverage with respect to their properties, in respect of liabilities and risks prudently insured against. The policies described in SCHEDULE 4(Q) are outstanding and in force as of the date hereof, cover risks normally insured against and are in amounts normally carried and there is no default notice of cancellation or non-renewal with respect to any material provision contained in any such policy.

          SCHEDULE 4(Q) contains a correct and complete description of all such policies of insurance held by or on behalf of the Acquired Company, premiums paid for such insurance during the last three years and all outstanding insurance claims in excess of $5,000 made by or against the

Acquired Company for damage to or loss of property or income which have been referred to insurers or which the Sellers believe to be covered by commercial insurance. SCHEDULE 4(Q) also contains a list of all general comprehensive liability policies carried by the Acquired Company for the past three years, including excess liability policies and any agreements, arrangements or commitments under which the Acquired Company indemnifies any other person or is required to carry insurance for the benefit of any other person.

      (r) Right's of Third Parties.  Other than as disclosed in SCHEDULE 4(R)
          ------------------------
attached, or specifically provided for in this Agreement, the Acquired Company has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any of its real or personal property, and no person or other corporation has any right to possession, use or occupancy of any of the property of the Acquired Company.

      (s) Powers of Attorney.  Except as disclosed in SCHEDULE 4(S), there are
          ------------------
no persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Acquired Company.

      (t) Labor Matters.  The Acquired Company is not party to any collective
          -------------
bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened any labor disputes, strikes or work stoppages that may have a material adverse effect upon the continued business or operation of either of Acquired Company. To the best of Sellers' knowledge, the Acquired Company (i) is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not engaged in any unfair labor practices.

      (u) Relationships with Vendors and Customers.  The Acquired Company and
          ----------------------------------------
the Sellers have no knowledge of any present or future conditions or state of facts or circumstances which would materially adversely affect the Acquired Company after the Closing Date. The Acquired Company's relationships with their customers, clients and vendors are satisfactory, and the Acquired Company and the Sellers have no knowledge of any facts or circumstances that might materially alter, negate, impair or in any way materially adversely affect the continuity of any such relationships. The Acquired Company and the Sellers have no knowledge of any material outstanding claims of any of their customers or clients that are presently outstanding, pending or threatened against the Acquired Company. Neither the Acquired Company nor the Sellers have any knowledge of any present or future condition or state of facts or circumstances that would prevent the business of the Acquired Company from being conducted by the Buyer after the Closing Date in essentially the same manner as it is presently being conducted.

      (v) Approvals and Authorizations.  The Acquired Company has obtained all
          ----------------------------
necessary consents, approvals and authorizations in connection with the transactions contemplated hereby that are required by law or otherwise in order for the Acquired Company to continue all of its present business activities following the Closing Date.

      (w) Compensation Plans.  SCHEDULE 4(W) contains a correct and complete
          ------------------
description of all compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements, policy manuals and any other plans or arrangements providing for benefits for employees of the Acquired Company.

      (x) Governmental Licenses.  SCHEDULE 4(X) contains a correct and complete
          ---------------------
list of all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are (i) necessary for the operation of the Acquired Company, and (ii) required in connection with Sellers' execution, delivery or performance of this Agreement, all of which have been obtained by the Acquired Company and are in full force and effect.

      (y) Brokers.  No agent, broker, investment banker, person, or firm acting
          -------
on behalf of any of the Sellers, the Acquired Company or any firm or corporation affiliated with any of them, or under its authority, is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby.

      (z) Compliance With Laws.
          --------------------

          (i) The operations and activities of the Acquired Company have previously and continue to comply with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the "Laws"), as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the Occupational Safety and Health Administration. Neither the ownership of the Acquired Company nor the conduct of the business of the Acquired Company as presently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Certificate of Incorporation or By-laws of Zajac, as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, or Laws to which the Acquired Company is a party or by which it may be bound or affected. The Acquired Company has not received notice or communication from any third party asserting a failure to comply with any Laws, nor has the Acquired Company received any notice that any authority or third party intends to seek enforcement against it to compel compliance with any such Laws.

         (ii) There are no existing claims or to the best of Sellers' knowledge, potential claims that may exist against the Acquired Company for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Acquired Company of any "Hazardous Material," including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act ("CERCLA"), any so-called "Super Fund" or "Super Lien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

        (iii) Since the date first acquired or leased by the Sellers or the Acquired Company, none of the Sellers nor the Acquired Company has placed any "Hazardous Material" on or under the real property owned or leased by the Acquired Company and, to the best of Sellers' knowledge, there has been no "Hazardous Material" on or under the real property owned or leased by the Acquired Company. "Hazardous Materials" as used in this Agreement means any hazardous or toxic material, substance, pollutant, contaminant or waste, or similar terms, defined by or regulated as such under any Environmental Laws, but shall not include (a) supplies for cleaning and maintenance in commercially reasonable amounts required for use in the ordinary course of business, provided such items are incidental to the use of the property and are stored and used in compliance with all Environmental Laws, (b) standard office supplies in commercially reasonably amounts required for use in the ordinary course of business, provided such items are incidental to the use of the property and are stored and used in compliance with all Environmental Laws, or (c) materials stored and used in compliance with all Environmental Laws used in the ordinary course of the Acquired Company's business.

         (iv) Neither the Acquired Company nor the Sellers, nor to the best knowledge and belief of the Sellers, any officer, employee or agent of the Acquired Company acting on its behalf, nor any other person acting on its behalf, has, directly or indirectly, within the past three (3) years given or received or agreed to give or receive any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder either of the Acquired Company (or assist the Acquired Company in connection with any actual or proposed transaction) which (i) might subject such Acquired Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given or received in the past might have had an adverse effect on the assets, business or operation of such Acquired Company, or (iii) if not continued in the future, might adversely affect the assets, the business or the operations or prospects of the Acquired Company, or which might subject the Acquired Company to suit or penalty in any private or governmental litigation or proceeding.

      (aa) Guarantees.  Except as disclosed in SCHEDULE 4(AA), the Sellers have
           ----------
not personally guaranteed any of the obligations of the business of the Acquired Company.

      (bb) Benefits.  All accrued holiday, vacation, sick or other compensation
           --------
or benefits to which employees of the Acquired Company is entitled to receive from the Acquired Company is set forth on SCHEDULE 4(BB). The Acquired Company has an employee manual which sets forth its policies with respect to its employees, and there are no policies other than as set forth in SCHEDULE 4(BB).

      (cc) Schedules.  The Sellers and the Acquired Company has delivered to the
           ---------
Buyer complete and correct schedules (the "Schedules"), in form and substance reasonably acceptable to the Buyer, as of the date of this Agreement, specifying with respect to the business, properties, assets and obligations of the Acquired Company each and every item in the categories listed as Schedules hereunder, and complete and correct copies of the documents and other material from which such Schedules were compiled.

     (dd) No Legal or Tax Advice.  Sellers are not relying on any legal or tax
          ----------------------
advice from the Buyer in connection with the transactions contemplated by this Agreement.

      (ee) Accuracy.  No representation, warranty, covenant or statement by the
           --------
Sellers or the Acquired Company in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.  The Buyer warrants
             --------------------------------------------
and represents to the Sellers as follows (as used herein, "Buyer's best knowledge" or "to the best knowledge of the Buyer" shall mean information actually known by the Buyer without due inquiry):

      (a) Capacity.  The  Buyer has full right, power and capacity to execute,
          --------
deliver and perform its obligations under this Agreement and the other documents required to be executed by it in connection herewith and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, constitute a breach of any term or provision of the Certificate of Incorporation or By-laws of the Buyer or constitute a default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which the Buyer is a party or by which it is bound.

      (b) Organization.  The Buyer is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Nevada, and the Buyer has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. The Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

      (c) Consents and Approvals.  No governmental license, permit or
          ----------------------
authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the execution, delivery or performance of this Agreement by the Buyer. The Buyer shall execute, deliver and perform its obligations under this Agreement, and no consent or other approval of any other party is required to be obtained by the Buyer in connection with the transactions contemplated hereby.

     (d) Legal Proceedings.  Neither the Buyer nor any of its executive officers
         -----------------
or directors, is a party to or affected by any pending litigation, arbitration or any governmental proceeding or investigation that would in any manner affect its entering into this Agreement or performing the transactions contemplated hereby or that might result in any material adverse change in the financial condition, business or properties of the Buyer, and to the best of Buyer's knowledge, no such litigation, arbitration, proceeding or investigation is threatened.

      (e) Binding Obligation.  This Agreement has been duly executed and
          ------------------
delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. All action of the Board of Directors of the Buyer and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

      (f) Brokers; Finders.  No agent, broker, investment banker, person or firm
          ----------------
acting on behalf of the Buyer or any firm or corporation affiliated with the Buyer or under the authority of either the Buyer is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated hereby.

      (g) Accuracy.  No representation, warranty, covenant or statement by the
          --------
Buyer in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Sellers pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

SECTION 6.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.
              ------------------------------------------------------------

      (a) Survival of Representations and Warranties.   All representations and
          ------------------------------------------
warranties made by the Sellers or the Buyer in this Agreement, including without limitation all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until the second anniversary of the Closing Date (the "Survival Date"); provided, however, that all representations and warranties made by the Sellers in Sections 4(i), 4(p) and 4(z) hereof shall survive the Closing until and through one (1) year after the expiration of the applicable statute of limitations (the "Extended Survival Date").

      (b) Indemnity by Sellers.  Provided that the transaction contemplated by
          --------------------
this Agreement is closed, the Sellers hereby agree to indemnify, defend and hold harmless the Buyer from and against all liabilities, losses, costs or damages whatsoever (including expenses and reasonable fees of legal counsel) ("Claims") arising out of or relating to Claims made prior to the Survival Date or the Extended Survival Date, if applicable, in the event that it is determined that such Claims arise out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 4 made by the Sellers; (ii) the non-performance by the Sellers in any material respect of any covenant, agreement or obligation to be performed by the Sellers under this Agreement; or (iii) the assessment of any federal, state local or other tax liabilities due and payable by the Acquired Company for all periods prior to January 1, 1998.

      (c) Indemnification by Buyer.  Provided that the transaction contemplated
          ------------------------
by this Agreement is closed, the Buyer hereby agrees to indemnify, defend and hold harmless the Sellers from and against all Claims arising out of or from or based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 5 by the Buyer; (ii) the non-performance by the Buyer in any material respect of any covenant, agreement or obligation to be performed by the Buyer under this Agreement; and (iii) any liabilities arising out of the operation of the business of the Acquired Company by Buyer after the Closing Date.

          In the event that the Closing is consummated, the Buyers agree to indemnify Sellers against all costs and expenses with respect to their state and federal income tax liability for income tax items allocated to them as shareholders of Zajac with respect to the period January 1, 1998 through the Closing Date or the termination of Zajac's Subchapter S status, whichever last occurs.

      (d) Defense of Claims.  Whenever any Claim shall arise for indemnification
          -----------------
hereunder, the party entitled to indemnification (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing within 30 days after the Indemnitee has actual knowledge that it is entitled to indemnification of such Claim constituting the basis for such Claim (the "Notice of Claim"). The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

          If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled (without prejudice to the right of the Indemnitee to participate at its expense through co-counsel of its own choosing) to contest or defend such claim at his expense and through counsel of his own choosing if he gives written notice of his intention to do so to the Indemnitee within 10 days after receipt of the Notice of Claim; provided that Indemnitor diligently prosecutes or defends such claim.

          The Indemnitee shall not settle any claim which would give rise to liability on the part of the Indemnitor under the indemnity contained in this Section without the written consent of the Indemnitor, which consent shall not unreasonably be withheld. If a firm offer is made to settle a claim or litigation defended by the Indemnitee and the Indemnitor refuses to accept such offer within 20 days after receipt of written notice from the Indemnitee of the terms of such offer, then, in such event, the Indemnitee shall continue to contest or defend such claim and shall be indemnified pursuant to the terms hereof. Provided, however, that in the event the Indemnitor refuses to accept such offer to settle a claim as described above and the Indemnitee continues to contest or defend such claim, the indemnification provided for herein shall be deemed to include the value of management's time spent in connection with the defense of such claim. If a firm offer is made to settle a claim or litigation and the Indemnitor notifies the Indemnitee in writing that the Indemnitor desires to accept and agree to such settlement, but the Indemnitee elects not to accept or agree to it, the Indemnitee may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnitor to indemnify or otherwise reimburse the Indemnitee hereunder with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnitor desires to accept such settlement.

          Notwithstanding any provision of this Agreement to the contrary, no claim for indemnification pursuant to this Section 6, by the Indemnitee shall be asserted or claimed except to the extent any Claim exceeds, in the aggregate, the sum of $10,000.

          Notwithstanding any provision of this Agreement to the contrary, neither Sellers' nor Buyer's maximum liability for indemnification shall exceed the Purchase Price.

SECTION 7.   COVENANTS OF THE SELLERS AND THE ACQUIRED COMPANY.  The Sellers
             -------------------------------------------------
and the Acquired Company hereby covenant and agree:

      (a) Further Assurances.  The Sellers and the Acquired Company hereby agree
          ------------------
that, from time to time at the reasonable request of the Buyer, and without further consideration, they shall execute and deliver such additional instruments and take such other action as the Buyer may reasonably require to convey, assign, transfer and deliver the Securities and otherwise to carry out the terms of this Agreement.

      (b) Access to the Acquired Company;  Confidentiality.
          ------------------------------------------------

          (i) Subsequent to the date hereof and prior to the Closing Date, the Sellers will continue to give to the Buyer, its counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of the Acquired Company so that the Buyer may have full opportunity to make such investigation as they shall desire.

         (ii) From and after the date of this Agreement until the Closing or the termination of this Agreement, the Sellers and the Acquired Company and their representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to the other party in the course of their negotiations and the Buyer's due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and in the event of termination of this Agreement will destroy all copies of documentation which each party may have delivered to the other party and will not use any confidential information from the Buyer for their own benefit.

      (c) Conduct of Business Pending Closing.  From the date of this Agreement
          -----------------------------------
to the Closing Date, except as expressly disclosed in the Schedules to this Agreement, the Acquired Company shall conduct its operations as engaged in at the date of this Agreement according to its ordinary course of business, shall maintain its records and books of account in a manner that fairly and currently reflects its financial condition and results of operations and shall not engage in any transactions other than as contemplated by this Agreement.

      (d) Closing Documents.  Provided that the Buyer have fully performed their
          -----------------
obligations and Sellers' conditions have been satisfied, the Sellers and the Acquired Company shall execute and deliver all instruments and documents required as a condition precedent to the Closing and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

SECTION 8.    COVENANTS OF THE BUYER.  The Buyer  hereby covenants and warrants
              ----------------------
as follows:

      (a) Closing Documents.  The Buyer shall execute and deliver all
          -----------------
instruments and documents required as a condition precedent to Closing and take all actions required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

      (b) Noninterference.    The Buyer shall not take or omit to take any
          ---------------
action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Section 5 of this Agreement, or (ii) would interfere with the Buyer's ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

      (c) Confidentiality.    From and after the date of this Agreement until
          ---------------
the Closing or the termination of this Agreement, the Buyer and its representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed by the Sellers in the course of their negotiations and the Buyer's due diligence review, and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and the financing of this transaction. In the event this Agreement is terminated, the Buyer will destroy all copies of documentation which they received from Sellers and will not use any confidential information for its own benefit.

SECTION 9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER.  The
             ----------------------------------------------------
obligations of the Buyer under this Agreement are subject to the following conditions:

     (a) There shall not have been any breach of the representations, warranties, covenants and agreements of the Sellers or the Acquired Company contained in this Agreement or the Schedules and Exhibits hereto, and all such representations and warranties shall be true at all times on and before the Closing as if given at such times, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

     (b) The Sellers and the Acquired Company shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Buyer.

     (c) There shall have been no material adverse change in the condition (financial or otherwise), business, assets, liabilities, properties, results of operations, or earnings of the Acquired Company.

     (d) There shall be no outstanding actions or threats of action by any party that may materially adversely effect the condition (financial or otherwise), business, assets, liabilities, properties, results of operations, or earnings of the Acquired Company.

     (e) The Buyer and ABT shall have received certificates dated the Closing Date and signed by the Sellers and the Acquired Company, certifying that the conditions specified in subsections (a), (b), (c) ands (d) above have been fulfilled, except to the extent that any nonfulfillment was disclosed in writing to the Buyer prior to the Closing Date.

     (f) The Acquired Company and the Sellers shall have obtained and delivered to the Buyer and ABT any required consents or approvals of any third parties whose consent is required to the transactions contemplated hereunder.

     (g) The Buyer shall have received originals or certified copies, reasonably satisfactory in form and substance to the Buyer, of all such corporate documents of the Acquired Company as the Buyer shall reasonably require, including without limitation the following:

         (i) the Certificate of Incorporation of Zajac and all amendments thereto and restatements thereof certified as of a recent date by the Secretary of State of the State of New Jersey;

        (ii) the By-laws of Zajac and all amendments thereto and restatements thereof certified as of the Closing Date by an officer of Zajac;

       (iii) certificate of existence of the Secretary of State of the State of New Jersey, certifying as of a recent date that the Zajac is duly organized, validly existing and in good standing under the laws of that State;

        (iv) copies of the minutes and resolutions of the Board of Directors and stockholders of Zajac showing the authorization and approval by such Board of the execution and delivery by Zajac of this Agreement and of the agreements and instruments provided for herein and of the performance of the obligations of Zajac under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of Zajac;

         (v) a certificate of incumbency identifying the officers and directors of Zajac immediately before Closing;

     (h) The Buyer shall have received a written opinion of counsel for the Sellers and the Acquired Company dated as of the Closing Date, in the form of
EXHIBIT 9(H) hereto.

     (i) The Acquired Company and the Sellers shall have executed and delivered to the Buyer an assignment or consent to all of the leases described in SCHEDULE 4(K).

     (j) The Sellers shall have executed and delivered to the Buyer the assignment or endorsement in favor of the Buyer of coverage under the insurance policies maintained by the Sellers covering the Acquired Company described to in
SCHEDULE 4(Q) to this Agreement.

     (k) The Buyer shall have received from each of the Sellers a Non-Competition Agreement in the form of EXHIBIT 3(E)(1) attached hereto.

     (l) The Buyer shall have received from each of the Sellers an Employment Agreement in the form of EXHIBIT 3(E)(2) attached hereto.

     (m) The Buyer shall have entered into employment agreements or otherwise made arrangements that they deem satisfactory with such "key personnel" of the Sellers as Buyer deems necessary.

     (n) The Sellers agree that at the Buyer's request , the Sellers shall execute and deliver an irrevocable election under Section 338(h)(10) of the Internal Revenue Code of 1986.

SECTION 10.  CONDITIONS PRECEDENT TO THE SELLERS' AND THE ACQUIRED COMPANY'S
             ---------------------------------------------------------------
OBLIGATIONS. The obligations of the Sellers and the Acquired Company under this
-----------
Agreement are subject to the following conditions:

     (a) There shall not have been any breach of the representations, warranties, covenants and agreements of the Buyer contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

     (b) The Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Sellers.

     (c) The Sellers shall have received a certificate dated the Closing Date and signed by the Buyer, certifying that the conditions specified in Paragraphs 10(a) and 10(b) above have been fulfilled.

     (d) The Sellers shall have received a written opinion of Snow Becker Krauss P.C., counsel for the Buyer, dated as of the Closing Date, in the form of
EXHIBIT 10(D) hereto.

     (e) The Sellers shall have received originals or certified copies, reasonably satisfactory in form and substance to the Sellers, of the following corporate documents of the Buyer:

          (i) a certificate of existence certifying as of a recent date that the Buyer is a corporation in good standing under the laws of its state of incorporation;

         (ii) copies of the minutes and resolutions of the Board of Directors of the Buyer showing the authorization and approval by such Board of the execution and delivery by the Buyer of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of the Buyer under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of the Buyer; and

        (iii) a certificate of incumbency identifying the officers and directors of the Buyer immediately before Closing.

SECTION 11.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS AND THE BUYER.
             ----------------------------------------------------------------
The obligations of the Sellers and the Buyer to complete this transaction shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) Due Diligence.  The Sellers and the Buyer shall have been afforded the
         -------------
opportunity to complete their due diligence and conduct a review of the business and prospects of the other, and shall be reasonably satisfied as to such business and prospects.

     (b) No Injunctions.  No action or proceeding shall have been instituted or
         --------------
threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this transaction or to recover any damages or obtain other relief as a result of this transaction.

     (c) Consents.  Any consent to the transaction considered by the Sellers or
         --------
the Buyer to be necessary or advisable under any agreement or contract, the withholding of which might, in the judgment of the Sellers or the Buyer, have a material adverse effect on the financial condition of the other party, shall have been obtained.

     (d) Corporate Proceedings.  All corporate and other proceedings in
         ---------------------
connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Sellers, the Buyer and their counsel, and the Sellers, the Buyer, and their counsel shall have received all certificates, documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

SECTION 12.  TERMINATION.  This Agreement may be terminated at any time prior
             -----------
to the Closing Date:

     (a) By mutual written consent of the Sellers, the Buyer and the Acquired Company properly authorized by their respective Boards of Directors.

     (b) By the Buyer or the Sellers if this transaction is not completed by April 30, 1998, unless extended by mutual consent.

     (c) By the Buyer if since December 31, there has been a material adverse change in the condition (financial or otherwise), business, assets, liabilities properties, results of operations, or earnings of the Acquired Company.

SECTION 13.  THE BUYER'S OBLIGATIONS AT CLOSING.  At the Closing, in addition
             ----------------------------------
to fulfilling the conditions to closing appearing in this Agreement, the Buyer shall deliver to the Sellers the Purchase Price as more specifically described in Section 3 hereof, together with all other documents and agreements required to be delivered by it hereunder.

SECTION 14.  THE SELLERS' OBLIGATIONS AT CLOSING.  At the Closing, in addition
             -----------------------------------
to fulfilling the conditions to closing appearing herein, the Sellers shall deliver to the Buyer:

     (a) stock certificate(s) representing the Stock of Zajac, free of all liens, claims and encumbrances properly endorsed, or with stock powers executed in blank, and with any and all transfer, stamp or similar taxes upon the transfer of the shares to the Buyer paid in full by the Sellers;

     (b) all original minute books, stock books, stock transfer ledger, canceled stock certificates, corporate seals and financial records and statements of the Acquired Company.

SECTION 15.   SUBSEQUENT EVENTS.
              -----------------

     (a) The Buyer may receive, at its own expense, audited financial statements, of the Acquired Company ("Audited Financial Statements"), certified by KPMG Peat Marwick LLP, independent certified public accountants, for all periods required of the Buyer under the rules and regulations of the Securities and Exchange Commission (the "Rules"). The Acquired Company and the Sellers hereby agree to provide the Buyer and their accountants with full and free access to the books and records of the Acquired Company and to cooperate fully with all such representatives of the Buyer so that the Audited Financial Statements may be prepared on a timely basis.

     (b) Each of the respective Sellers shall be entitled to purchase from the Acquired Company any policy of key person life insurance on their life owned by the Acquired Company. Each of the respective Sellers may make a written election to purchase such policy and remit the purchase price to the Acquired Company at any time within thirty (30) days following the Closing Date. The purchase price shall be equal to the cash value of the policy plus any unearned premiums at the Closing Date less any policy loans, and shall be payable in cash.

SECTION 16.  PARTIES IN INTEREST.  This Agreement shall be binding upon and
             -------------------
shall inure to the benefit of the parties and their successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

SECTION 17.  ENTIRE AGREEMENT.  This Agreement, including the Schedules and
             ----------------
Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

SECTION 18.  GOVERNING LAW.  This Agreement and all rights and obligations
             -------------
hereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada, applicable to agreements made and to be performed wholly within said State, without regard to the conflicts of laws principles of such State.

SECTION 19.  EXPENSES.  The Buyer, the Acquired Company and the Sellers shall
             --------
each pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. To the extent that any such transaction expenses allocable to the Acquired Company has not been accrued as of January 1, 1998, they shall become the obligation of the Sellers.

SECTION 20.  ARBITRATION; CONSENT TO JURISDICTION.  Notwithstanding any other
             ------------------------------------
provision in this Agreement to the contrary, controversies between Buyer and Sellers shall be resolved, to the extent possible, by informal meetings and discussions in good faith between the parties.

      (a) Arbitration.   If a dispute between the parties cannot be resolved by
          ------------
informal meetings and discussions, the dispute shall be settled by binding arbitration, and a corresponding judgment may be entered in a court of competent jurisdiction. Arbitration of any dispute may be initiated by one party by sending a written demand for arbitration to the other party, which demand will preclude any party hereto from initiating an action in any court. This demand will specify the matter in dispute and request the appointment of an arbitration panel. The arbitration panel will consist of one arbitrator named by Buyer, one arbitrator named by Sellers and a third arbitrator named by the two arbitrators so chosen. The arbitration hearing will be conducted in accordance with the procedural rules set forth in the commercial arbitration rules of the American Arbitration Association. The situs of the arbitration will be New York, New York. The arbitrators shall not be empowered to award punitive or exemplary damages to either party.

      (b) Consent to Jurisdiction; Waiver of Jury Trial.  In the event that
          ---------------------------------------------
litigation of a dispute is initiated by either of the parties hereto, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Courts of the State of Nevada or the United States District Court for the District of Nevada to the extent that such court would have subject matter jurisdiction with respect to such dispute; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any Court other than such courts; (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 22 or at such other address of which a party shall have been notified pursuant thereto;
(v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (vi) waives the right to a jury trial.

SECTION 21.  SEVERABILITY.  If any part of this Agreement is held to be
             ------------
unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

SECTION 22.   NOTICES.
              -------

     (a) All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

          (i)  (a)  if to the Acquired Company to:

                    Zajac Performance Seeds, Inc.
                    382 Sicomac Avenue
                    Wyckoff, NJ 07481
                    Attention: John J. Zajac
                    Telecopier No.: (973) 423-6018

               (b)  if to the Sellers to:

                    Mr. John J. Zajac
                    Zajac Performance Seeds, Inc.
                    382 Sicomac Avenue
                    Wyckoff, NJ 07481


                    Ms. Ellen M. Zajac
                    Zajac Performance Seeds, Inc.
                    382 Sicomac Avenue
                    Wyckoff, NJ 07481


                    Ms. Sandra P. Zajac-Pepin
                    2936 Brandi Lane
                    Jefferson, OR 97352


          with a copy to:

                    Harwood Lloyd
                    130 Main Street
                    Hackensack, NJ 07601
                    Attention: Frank Holahan, Esq.
                    Telecopier No.: (201) 487-4758

          (ii) if to the Buyer to:

                    AgriBioTech, Inc.
                    2700 Sunset Road, Suite C-25
                    Las Vegas, Nevada 89120
                    Attention: Johnny R. Thomas, President
                    Telecopier No.: (888) 800-4841


          with a copy to:

                    Snow Becker Krauss P.C.
                    605 Third Avenue
                    New York, New York  10158
                    Attention: Elliot H. Lutzker, Esq.

                    Telecopier No.:  (212) 949-7052

     (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

SECTION 23.  NON-WAIVERS.  Neither any failure nor any delay on the part of any
             -----------
party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto; nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

SECTION 24.  ASSIGNMENT. This Agreement may not be assigned by any party without
             ----------
the prior consent of the other parties.

SECTION 25.  DISCLOSURE.  From and after the date of this Agreement until the
             ----------
Closing or the termination of this Agreement, the Sellers will not (i) solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning the sale of the Securities or the sale of all or a substantial portion of the assets of the Acquired Company with anyone other than the Buyer; or (ii) discuss the sale of the Securities with anyone other than the Buyer and other officers, directors and shareholders of the Acquired Company and the Sellers' advisors and
(iii) unless otherwise required by law or the requirements of any applicable stock exchange, make any public announcement without prior approval of the language of such announcement by the Buyer.

SECTION 26.   MISCELLANEOUS.
              -------------

      (a) Further Assurances:  Each of the parties hereto shall use its best
          ------------------
efforts to take or cause to be taken, and to cooperate with the other party hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Sellers and Buyer shall cooperate with and provide assistance to the other in connection with the preparation and filing of all federal, state, local and foreign income tax returns which relate to the Acquired Company and relate to pre-Closing periods but which are not required to be filed until after the Closing, and shall also cooperate with and provide assistance to the other or the Acquired Company with respect to any audit of any tax returns filed prior to the Closing; provided, however, that the Buyer and the Acquired Company hereby covenant and agree that the Acquired Company will not file any amended income tax return for any period prior to January 1, 1998 without first notifying the Sellers.

      (b) Headings.  The headings contained herein are for reference purposes
          --------
only and shall not affect the meaning or interpretation of this Agreement.

      (c) Counterparts.  This Agreement may be executed and delivered in
          ------------
multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


                              -------------------------------------
                              John J. Zajac, Seller



                              -------------------------------------
                              Ellen M. Zajac, Seller



                              -------------------------------------
                              Sandra P. Zajac-Pepin, Seller


                              ZAJAC PERFORMANCE SEEDS, INC.


                              By:
                                    -------------------------------
                                    John J. Zajac, President


                              AGRIBIOTECH, INC., Buyer


                              By:
                                    -------------------------------
                                    Kathleen L. Gillespie, Vice President